Exhibit 1.1

• Shares

PREMCOR INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

•, 2004

•, 2004

[NAME OF UNDERWRITER]

[NAMES OF OTHER CO-MANAGERS]

[Address]

Dear Sirs and Mesdames:

Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (collectively, the “Selling Stockholders”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of • shares of the common stock, par value $0.01 per share (the “Firm Shares”), of Premcor Inc., a Delaware corporation (the “Company”), as set forth in Schedule II hereto. Each of the Selling Stockholders also propose to sell to the several Underwriters up to the number of shares of the Company’s common stock, par value $0.01 per share, set forth opposite such Selling Stockholder’s name in Schedule II hereto (the “Additional Shares”), if and to the extent that you, as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The outstanding shares of common stock, par value $0.01 per share, of the Company, including the Shares, are hereinafter referred to as the “Common Stock”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (registration no. 333-116503), including a prospectus, relating to the registration of the Shares, to be sold from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act”) by the Selling Stockholders. The registration statement as amended to the date of this Agreement, that has been filed under the Securities Act is hereinafter referred to as the “Registration Statement”; the prospectus included therein as of the date of this Agreement is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement dated •, 2004 (the “Prospectus Supplement”) in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the Selling Stockholders that:

(a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply, in each case, as of the date when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, will not, as of the date it was so amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each part of the Registration Statement, as of the date it became effective, and the Prospectus, as of the date thereof, complies and, as amended or supplemented, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of the date thereof, does not contain and, as amended or supplemented, will not, as of the date it was so amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any other amendment thereof or supplement thereto based upon information relating to (A) the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein or (B) the Blackstone Information (as defined herein).

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is only required to be duly qualified to transact business in the State of Connecticut. The Company has full power and authority to execute and deliver, perform its obligations under, and consummate the transactions contemplated by this Agreement and the Prospectus.

(d) Each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) (each, a “Significant Subsidiary”) of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each Significant Subsidiary that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; each Significant Subsidiary has the requisite power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock of each of Neches River Holding Corp. (“Neches”), Sabine River Holding Corp. (“Sabine”), PRG and Premcor USA Inc. (“USA”), have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens created pursuant to the Pledge and Security Agreement, dated as of April 13, 2004, among PRG, Premcor P.A. Pipeline Company, and Citicorp North America, Inc., as administrative agent; all of the issued and outstanding shares of capital stock of Port Arthur Finance Corp. (“PAFC”) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Amended and Restated Common Security Agreement, dated as of June 6, 2002, among PAFC, Port Arthur Coker Company L.P. (“PACC”), Sabine River LLC, Sabine, Neches, Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and HSBC Bank USA (the “Common Security Agreement”); and all of the issued and outstanding limited partnership interests and general partnership interests of PACC have been duly and validly issued, and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Common Security Agreement. The only

Significant Subsidiaries of the Company are Neches, Sabine, PRG, USA, PAFC and PACC, and each of the respective Significant Subsidiaries is only required to be duly qualified to transact business in the jurisdictions listed next to its name in Exhibit B attached hereto.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g) The shares of Common Stock currently outstanding (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and consummation of the transactions contemplated hereby will not contravene (i) any provision of applicable law, (ii) the amended and restated certificate of incorporation or the amended and restated by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above for such contraventions that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (x) such as have been obtained and (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(i) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so

described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as disclosed in the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) Except as described in the Prospectus, there are no costs, claims or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or process units or compliance with Environmental Laws, fuel specifications or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) Except for rights that have been waived in writing or have been described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(p) Except in each case as described in the Prospectus, subsequent to December 31, 2003, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(q) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries and is free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as (i) are described in the Prospectus, (ii) are described in paragraph (d) of this Section, or (iii) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus or except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as described in the

Prospectus, or, to the knowledge of the Company, is imminent which, in either case, would reasonably be expected to have a material adverse affect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(u) The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as described in the Prospectus or to the extent that the failure to possess such items would not reasonably be expected to have a material adverse affect on the Company and its subsidiaries, taken as a whole, and, with respect to any of the foregoing, neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(v) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) None of the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(x) Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations promulgated thereunder.

(y) None of the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws or other constitutive documents, or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which it is a party or by which it or any of its properties is bound, other than defaults that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(z) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the retention of any rating assigned to the Company, any of its subsidiaries, or any securities of the Company or any of its subsidiaries or (ii) has indicated to the Company, without also making a public announcement, that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries.

(aa) There is, and has been, no material failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

2. Representations and Warranties of Each Selling Stockholder. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement will not contravene any provision of applicable law, or the organizational documents of such Selling Stockholder, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) (i) The Blackstone Information contained in the Prospectus or any amendments or supplements thereto does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph are limited to Blackstone Information. The Underwriters and the Selling Stockholders agree that “Blackstone Information” consists solely of [the biographical information with respect to David I. Foley and Robert L. Friedman incorporated by reference into the Registration Statement and the information with respect to the Selling Stockholders under the caption “Selling Stockholders” in the Prospectus.”]

3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $• a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule II hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Selling Stockholders and the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of [Name of Underwriter] on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of Common Stock or the grant of an option to purchase Common Stock under stock plans described in the Prospectus, (D) the issuance by the Company of Common Stock in connection with the acquisition of, or a joint venture with, another company if recipients of the Common Stock agree to be bound for 90 days after the date of the Prospectus Supplement by the restrictions contained in this paragraph, and the filing of a registration statement with respect thereto, (E) transactions by any person other than the Company, relating to shares of Common Stock or other securities acquired in open market or other transactions after the completion of this offering, (F) the filing of a registration statement pursuant to the registration rights of any of the Selling Stockholders [, and (G) other exclusions for certain financing transactions].

4. Terms of Public Offering. The Company and each Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company and each Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $• a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $• a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $• a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on •, 2004, or at such other time on the same or such other date, not later than •, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than •, 2004, as shall be designated in writing by you.

Certificates for the Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development which would reasonably be expected to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a certificate(s), dated the Closing Date and signed by the general partner of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Stroock & Stroock & Lavan LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

(ii) The Company is duly qualified to transact business and is in good standing in the State of Connecticut, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iii) Each of PRG, USA, PACC, PAFC, Sabine and Neches, which are subsidiaries of the Company, has been duly qualified to transact business and is in good standing in each jurisdiction listed in Exhibit B next to its name, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iv) All of the issued and outstanding shares of capital stock of each of Neches, Sabine, PRG and USA have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien created pursuant to the Credit Agreement. All of the issued and outstanding shares of capital stock of PAFC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Common Security Agreement. All of the issued and outstanding limited partnership interests and general partnership interests of PACC have been duly and validly issued, and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Common Security Agreement.

(v) All outstanding shares of Common Stock, including the Shares, have been duly authorized, validly issued, fully paid and nonassessable.

(vi) The statements made in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Company’s capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any judgment, order or decree known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(ix) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the performance by the Company of any of the provisions of this Agreement, except (x) for the registration of the Shares under the Securities Act and the Exchange Act, (y) such as have been obtained and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(x) The Registration Statement has become effective under the Securities Act and the Prospectus was filed within the required time period pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(xi) There are no preemptive or other rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company’s Common Stock. Other than pursuant to the agreements listed in Exhibit C attached hereto, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

(xii) Each of PRG, USA, PACC, PAFC, Sabine and Neches, which are subsidiaries of the Company, has been duly incorporated (or duly organized as a limited partnership, in the case of PACC) and is validly existing and in good standing as a corporation (or as a limited partnership in the case of PACC) under the laws of the State of Delaware, and each such subsidiary has the corporate power and authority (or partnership power and authority, in the case of PACC) to conduct its business as described in the Registration Statement and the Prospectus.

(xiii) To our knowledge, there are no statutes or regulations or pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

(xv) To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

(xvi) The Company is not, and after giving effect to the offering and sale of the Shares as discussed in the Prospectus will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

(xvii) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinion of Stroock & Stroock & Lavan LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

(i) Each of Blackstone Capital Partners III Merchant Banking Fund L.P. and Blackstone Family Investment Partnership III L.P. (collectively, the “Delaware Selling Stockholders”) has full partnership power, right and authority to sell the Shares to be sold by such Delaware Selling Stockholder and, upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares and no action based on an adverse claim may be asserted against the Underwriters.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Delaware Selling Stockholders and by Blackstone Management Associates III L.L.C., the general partner of each of the Delaware Selling Stockholders and Blackstone Offshore Capital Partners III L.P. (the “General Partner”).

(iii) The sale of the Shares by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement will not violate the provisions of the organizational documents of the Delaware Selling Stockholders or the General Partner, or any federal or New York state statute, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, or any rule or regulation that has been issued pursuant to any federal or New York state statute, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, or any order known to such counsel issued pursuant to any federal or New York state statute, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act by any court or governmental agency having jurisdiction over the Selling Stockholders or the General Partner.

(iv) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Law or the Delaware Limited Liability Company Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Law or the Delaware Limited Liability Company Law is required for the sale of the Shares by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

The opinion of Simpson, Thacher & Bartlett LLP shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

(f) The Underwriters shall have received on the Closing Date an opinion of [            ], special counsel to Blackstone Offshore Capital Partners III L.P., to the effect that:

(i) Blackstone Offshore Capital Partners III L.P. has full partnership power, right and authority to sell the Shares to be sold by it.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of Blackstone Offshore Capital Partners III L.P.

(iii) The sale of the Shares by Blackstone Offshore Capital Partners III L.P. and the compliance by it with all of the provisions of the Underwriting Agreement will not violate the provisions of the organizational documents of such person, or any statute, rule or regulation, or any order known to such counsel by any court or governmental agency having jurisdiction over such person and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholders of their obligations under this Agreement. [note: opinion may be limited to law of jurisdiction of organization]

The opinion of [            ] shall be rendered to the Underwriters at the request of such Selling Stockholder and shall so state therein.

(g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(vi) and also covering the statements in the Prospectus under “[Underwriters]”), 6(d)(vii) and 6(d)(xvii) above.

With respect to Section 6(d)(xvii) above, Stroock & Stroock & Lavan LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Simpson Thacher & Bartlett LLP may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in other documents and instruments; provided that copies of such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, ten signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or consent to service of process in any jurisdiction where it has not already so qualified or consented.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending •, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and the Selling Stockholders’ obligations under this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Shares), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or national market system, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any “qualified independent underwriter” required by the rules of the NASD) customarily paid by issuers or sellers of securities in public equity offerings, the expenses customarily borne by the issuers of securities in a “road show” presentation to potential investors, the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company. Not withstanding the foregoing or any other provision of this Agreement, the Selling Stockholders shall pay any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Shares, any fees and expenses of counsel for any Selling Stockholders or any other expenses incurred by any Selling Stockholder. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless the Selling Stockholders, each Underwriter, the directors of the Selling Stockholders, the officers and employees of the Selling Stockholders and each person, if any, who controls any Underwriter or the Selling Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through you or your counsel expressly for use therein; or (ii) any Blackstone Information; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 9(a) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) Each Selling Stockholder agrees to indemnify and hold harmless the Company, each Underwriter, the directors of the Company, the officers and employees of the Company and each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Blackstone Information. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public

Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by [Name of Underwriter]. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the powers of attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any Selling Stockholder, any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company or (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Selling Stockholders and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company. In any such case either you, the Selling Stockholders or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform its obligations under this Agreement, the Company, in the case of any failure, refusal or inability to perform on the part of the Company, or the Selling Stockholders, in the case of any failure, refusal or inability to perform on the part of the Selling Stockholders, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, only for all actual accountable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications under this Agreement shall be in writing and effective only on receipt, and, if sent to the Underwriters, shall be mailed, delivered or telefaxed to [Name and Address of Underwriter], with a copy to [Name and Address of Underwriter’s Counsel], if sent to the Company, shall be mailed, delivered or telefaxed to Premcor Inc., 1700 East Putnam Avenue, Suite 400, Old Greenwich, CT 06870, fax no. (203) 698-7940, attention: General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, fax no. (212) 806-7836, attention: Martin H. Neidell, or if sent to the Selling Stockholders, shall be mailed, delivered or telefaxed to Blackstone Management Associates III L.L.C., 345 Park Avenue, 31F, New York, NY 10154, attention: Robert L. Friedman, with a copy to Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, fax no. (212) 455-2502, attention: Edward P. Tolley III.

Very truly yours, Premcor Inc.

By:
Name: Title:
Blackstone Capital Partners III Merchant Banking Fund L.P. Blackstone Offshore Capital Partners III L.P. Blackstone Family Investment Partnership III L.P.
By Blackstone Management Associates III L.L.C.

By:
Name: Title:

Accepted as of the date hereof

[Name of Underwriter]

[NAMES OF OTHER CO-MANAGERS]

Acting severally on behalf of themselves and

the several Underwriters named in

Schedule I hereto.

By:	[Name of Underwriter]

By:
Name: Title:

SCHEDULE I

Underwriter	Number of Firm Shares To be Purchased

[NAMES OF UNDERWRITERS]	•

Total:

SCHEDULE II

Selling Stockholders	Number of Firm Shares	Number of Additional Shares
Blackstone Capital Partners III Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners III L.P.
Blackstone Family Investment Partnership III L.P.

Total

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

            , 2004

[Name of Underwriter]

[NAMES OF OTHER CO-MANAGERS]

[Address]

Dear Sirs and Mesdames:

The undersigned understands that [Name of Underwriter] (“            ”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Premcor Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company (the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including [Name of Underwriter] and • (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be sold by the Selling Stockholders.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of [Name of Underwriter] on behalf of the Underwriters, it will not, during the period commencing on the date of the prospectus supplement relating to the Public Offering (the “Prospectus Supplement”) and ending 90 days after such date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the transfer of any Shares to a family member or to a trust for the benefit of a family member, (c) the transfer of any Shares to a transferee as a bona fide gift or gifts, (d) the transfer of any Shares by the undersigned to its affiliates or, if the undersigned is a limited partnership, the transfer of any Shares by the undersigned to any limited or general partner of the undersigned, (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (f) exercises of options granted by the Company, where Common Stock received upon any such exercises are held by the undersigned subject to the terms of this Lock-Up Agreement or (g) the filing of a registration statement pursuant to the registration rights of any of the Selling Stockholders; provided, however, that in the case of any transfer pursuant to clause (b), (c) or (d) of this sentence, (i) the transferee agrees to be bound in writing by the terms of this Lock-up Agreement and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90 day period referred to above). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall be null and void if the Underwriting Agreement is terminated pursuant to Section 11 of the Underwriting Agreement.

Very truly yours,

(Name)

(Address)

EXHIBIT B

JURISDICTIONS IN WHICH THE SIGNIFICANT

SUBSIDIARIES ARE REQUIRED TO BE DULY

QUALIFIED TO TRANSACT BUSINESS

COMPANY	USA	PRG	PACC	PAFC	Sabine	Neches
Connecticut	Missouri	Alabama	Texas	Texas	Texas	N/A
Arkansas
Connecticut
Florida
Georgia
Illinois
Indiana
Iowa
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Mississippi
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Virginia
Washington, D.C.
West Virginia
Wisconsin

EXHIBIT C

CERTAIN AGREEMENTS CONTAINING

RESTRICTIONS ON SHARES

Stockholders’ Agreement, dated as of August 4, 1999, among Sabine River Holding, Premcor Inc. (f/k/a Clark Refining Holdings Inc.) and Occidental Petroleum Corporation

Second Amended and Restated Stockholders’ Agreement, dated as of November 3, 1997 between Premcor USA Inc. (f/k/a Clark USA, Inc.) and Occidental C.O.B. Partners

Stockholder Agreement, dated as of March 9, 1999, among Premcor Inc. (f/k/a Clark Refining Holdings Inc.), BCP III and Marshall A. Cohen

Employment Agreement, dated as of January 30, 2002, of Thomas D. O’Malley

Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Wilkes McClave III

Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Jefferson F. Allen